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                                                                    Exhibit 10.1

                                ESCROW AGREEMENT

      This Escrow Agreement (this "Agreement") dated as of _________, 2005, is made by and among WebSideStory, Inc., a Delaware corporation ("Parent"), Charles
M. Linehan, an individual, in his capacity as the representative (the "Holder Representative") of all of the shareholders (each, a "Shareholder" and collectively, the "Shareholders") of Avivo Corporation, a California corporation (the "Company"), and U.S. Stock Transfer Corporation, as Depository Agent (the "Depository Agent").

                                    RECITALS

      WHEREAS, pursuant to an Agreement and Plan of Merger made and entered into as of February 8, 2005 by and among Parent, WSSI Acquisition Company, a California corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), the Company and the Holder Representative (as it may be amended from time to time pursuant to the terms thereof, the "Merger Agreement"), at the Effective Time, Merger Sub will be merged with and into the Company, after which the Company will be merged with and into a wholly-owned subsidiary of Parent, in a two-step merger in accordance with the terms of the Merger Agreement.

      WHEREAS, Section 3.5 of the Merger Agreement provides that in order to satisfy any claims for indemnification made by Parent pursuant to Article 10 of the Merger Agreement, an escrow account (the "Escrow Account") shall be established in which Parent shall deposit the Escrow Fund at the Effective Time.

      WHEREAS, Section 3.6 of the Merger Agreement provides that Parent shall have a claim against the Escrow Fund in the event that the Express Search Advertising Revenue is less than $3,625,000.

      WHEREAS, a material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

                                    AGREEMENT

      NOW THEREFORE, as a material inducement to Parent, Merger Sub, the Company and the Holder Representative to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

      1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

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      2. Commencement of Duties. Parent, simultaneously with the execution and delivery of this Agreement and pursuant to the terms and conditions of the Merger Agreement, shall transfer to the Depository Agent twenty percent (20%) of the aggregate cash consideration to which the Shareholders are entitled pursuant to Section 3.1(b) of the Merger Agreement (collectively, the "Escrow Cash") and twenty percent (20%) of the aggregate number of shares of Parent Common Stock to which the Shareholders are entitled pursuant to Section 3.1(b) of the Merger Agreement (collectively, the "Escrow Shares" and, together with the Escrow Cash, the "Escrow Consideration"). Upon receipt of the Escrow Consideration by the Depository Agent, the duties and obligations of each of the parties to this Agreement will commence.

      3. Escrow Consideration.

            (a) Upon receipt of the Escrow Consideration, the Depository Agent shall send a notice to Parent and the Holder Representative acknowledging receipt of the Escrow Consideration and shall hold the Escrow Cash and the Escrow Shares in escrow in the Escrow Account pursuant to the terms of this Agreement.

            (b) The certificates representing the Escrow Shares and the Escrow Cash and all interest and other amounts earned thereon (collectively, "Earnings") shall be retained in the Escrow Account until released pursuant to
Section 6 or Section 7 of this Agreement, as applicable. The Escrow Shares and the Escrow Cash shall be separately accounted for by the Depository Agent and shall be segregated into separate accounts within the Escrow Account.

            (c) Until such time as Escrow Cash shall be distributed by the Depository Agent as provided herein, Escrow Cash shall be invested and reinvested by the Depository Agent in accordance with any joint written instructions of Buyer and the Holder Representative. For the purpose of investing the Escrow Cash, the Depository Agent may accept written instructions (including instructions sent to the Depository Agent by facsimile transmission, with original sent promptly to the Depository Agent) from Parent and the Holder Representative. The Depository Agent shall act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Depository Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline shall be treated as being received by the Depository Agent on the next Business Day. In the absence of such instructions, the Depository Agent shall invest, to the extent reasonably practicable, in a U.S. Bank Money Market Account, which is insured by the FDIC. The Depository Agent may make any investments through its own investment department or that of any of its Affiliates.

      4. Shareholder Pro Rata Interest in Escrow Account.

            (a) Each Shareholder that has surrendered certificates representing Company Common Stock and/or Company Preferred Stock, along with a duly executed letter of transmittal, in accordance with Section 4.1(b) of the Merger Agreement (or otherwise satisfied the obligations with respect to lost certificates pursuant to Section 4.1(g) of the Merger Agreement), as identified on Schedule A-1 hereto, as such schedule may be supplemented from time to time by written notice delivered by Parent to the Depository Agent, with a copy to the Holder Representative (each an "Eligible Shareholder"), shall have the following interest in the Escrow Account, from time to time:

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            (i) an interest in all cash, cash equivalents and other property in the Escrow Account (including, Escrow Cash and Earnings), other than Parent Common Stock, equal to the portion thereof equal to such Shareholder's Pro Rata Share, as set forth on Schedule A-2 hereto; and

            (ii) an interest in all Escrow Shares equal to such proportion of the total number thereof equal to such Shareholder's Pro Rata Share, as set forth on Schedule A-2 hereto.

      (b) Parent agrees to use commercially reasonable efforts to update Schedule A-1 and Schedule A-2 in the manner set forth in Section 4(a) promptly following satisfaction by a Shareholder of the requirements set forth in Section 4(a).

      (c) Notwithstanding any provision of this Agreement to the contrary, no Shareholder shall be deemed to have any right to distributions from the Escrow Account unless and until such Shareholder shall become an Eligible Shareholder.

      5. Shareholder Rights.

            (a) As long as any Escrow Shares are held in the Escrow Account, and pending the distribution thereof to Parent or the Shareholders, as the case may be, in connection with any distributions from the Escrow Account in accordance with the terms hereof, each Eligible Shareholder will have all rights with respect to the Escrow Shares attributable to such Eligible Shareholder (including, without limitation, with respect to the Escrow Shares the right to vote such shares as set forth in Section 5(b) below), except (i) the right of possession thereof or (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such Escrow Shares or any interest therein.

            (b) Each Eligible Shareholder shall have the right to exercise any voting rights with respect to the Escrow Shares attributable to such Eligible Shareholder. The Holder Representative shall direct the Depository Agent in writing as to the exercise of any voting rights by the Eligible Shareholders, and the Depository Agent shall comply with any such directions of the Holder Representative. In the absence of such directions with respect to an Eligible Shareholder, the Depository Agent shall not vote any of the Escrow Shares attributable to such Eligible Shareholder.

            (c) If, after the date of this Agreement, the Escrow Shares shall have been changed into a different number of shares or a different type or class of securities, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares, such different number of shares or type or class of securities shall be held in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrow Shares, and the provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares.

      6. Payments from the Escrow Account.

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            (a) A Parent Indemnified Party shall initiate a claim against the
Escrow Fund by delivering to the Holder Representative, with a copy to the Depository Agent, a written notice (an "Indemnification Notice"), which Indemnification Notice shall:

            (i) either (A) state that such Parent Indemnified Party is a Parent Indemnified Party under the Merger Agreement and has paid or incurred one or more Losses that satisfy the indemnification provisions set forth in
      Section 10.2 of the Merger Agreement or (B) state that such Parent Indemnified Party has a claim against the Escrow Fund due to the Express Search Advertising Adjustment Amount and/or any related expenses contemplated in Section 3.6(d) of the Merger Agreement (each, a "Covered Loss");

            (ii) state in good faith the aggregate amount (the "Indemnification Amount") of each such Covered Loss; and

            (iii) specify in reasonable detail the nature and basis of each such Covered Loss.

            (b) If the Holder Representative shall object in good faith to any portion of any Indemnification Amount specified in any Indemnification Notice, the Holder Representative shall, within thirty (30) calendar days after delivery by the Parent Indemnified Party to the Holder Representative of such Indemnification Notice, deliver to the Depository Agent (with a copy to the Parent Indemnified Party) a certificate, executed by the Holder Representative (a "Certificate of Objections"):

            (i) specifying each such amount to which the Holder Representative objects in good faith; and

            (ii) specifying in reasonable detail the nature and basis for each such good faith objection.

Promptly upon receipt of a Certificate of Objections, the Depository Agent shall deliver a copy of such Certificate of Objections to the Parent Indemnified Party.

            (c) If the Depository Agent shall not have received a Certificate of Objections objecting to an Indemnification Amount within thirty (30) calendar days after delivery to the Holder Representative of an Indemnification Notice specifying such Indemnification Amount, the Shareholders and the Holder Representative shall be deemed to have acknowledged that the Indemnification Amount claimed on such Indemnification Notice is correct and final and the Depository Agent shall thereafter transfer to such Parent Indemnified Party out of the Escrow Account (such transfer to be applied and deducted from the Escrow Fund pro rata in accordance with each Shareholder's Pro Rata Share) such amount of Escrow Cash and such number of Escrow Shares with an aggregate value equal to the Indemnification Amount set forth in the Indemnification Notice. For purposes of this Agreement, (i) each Escrow Share shall be deemed to have a value equal to the Parent Common Stock Price (as such amount may be appropriate adjusted for stock splits, stock dividends, stock combinations, and the like), and (ii) the Escrow Cash and Escrow Shares shall be allocated proportionally in the payment of Indemnification Amounts hereunder based on the relative values (subject to this Section 6(c) in

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the case of the valuation of the Escrow Shares) of the aggregate Escrow Cash and
Escrow Shares then-remaining in the Escrow Fund; provided, that in the event of any claim for indemnification pursuant to Section 10.2(a)(viii) of the Merger Agreement, distributions to a Parent Indemnified Party shall be paid first in the form of Escrow Cash and, to the extent no such Escrow Cash shall remain in the Escrow Fund, in Escrow Shares.

            (d) If the Depository Agent receives, within thirty (30) calendar days after delivery to the Holder Representative of an Indemnification Notice, a Certificate of Objections objecting to the Indemnification Amount specified in such Indemnification Notice, the amount so objected to shall be held by the Depository Agent and shall not be released from the Escrow Account, except in accordance with either:

            (i) written instructions executed by Parent and the Holder Representative, or

            (ii) written instructions from the Parent Indemnified Party and the final judgment of the arbitrator having jurisdiction over the matters relating to the claim, as provided in Section 8 (or with respect to any Indemnification Notice relating to a claim under Section 3.6 of the Merger Agreement, written instructions from the Parent Indemnified Party and the final determination of the Express Search Advertising Auditor), after which time the Depository Agent shall cause: (A) a distribution to the Parent Indemnified Party in the manner set forth in Section 6(c); provided, that all references to the Indemnification Amount shall be deemed to be references to the amount to be distributed to the Parent Indemnified Party as specified in the written instruction or judgment, as the case may be; and (ii) in the event such written instruction or judgment is delivered following the First Release Date (as defined below) (with the exception of any written instruction or judgment delivered prior to the Second Release Date relating to a claim for indemnification made pursuant to Section 10.2(a)(x) of the Merger Agreement), a distribution to the Eligible Shareholders in an aggregate amount equal to the amount so objected to and not released pursuant to (A) above (the "Holdback Release"). Any Holdback Release shall be transferred to each Eligible Shareholder, in an amount equal to the product of the Holdback Release multiplied by such Shareholder's Pro Rata Share, allocated proportionally between Escrow Cash and Escrow Shares based on the relative values (subject to Section 6(c) in the case of the valuation of the Escrow Shares) of the aggregate Escrow Cash and Escrow Shares then remaining in the Escrow Fund.

            (e) Subject to Section 12, on the earlier of (i) the 15 month anniversary of the Closing Date and (ii) such date as shall have been specified in a joint written notice of Parent and the Holder Representative to the Depository Agent (the "First Release Date"), the Depository Agent shall transfer a number of Escrow Shares and Escrow Cash that together have a value equal to the amount, if any, by which the value of the Escrow Fund at such date (subject to Section 6(c) in the case of the valuation of the Escrow Shares), exceeds the First Reserved Amount (the "First Released Amount"). The First Released Amount shall be transferred to each Eligible Shareholder, in an amount equal to the product of the First Released Amount multiplied by such Shareholder's Pro Rata Share, allocated proportionally between Escrow Cash and Escrow Shares based on the relative values (subject to Section 6(c) in the case

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of the valuation of the Escrow Shares) of the aggregate Escrow Cash and Escrow
Shares then-remaining in the Escrow Fund.

The "First Reserved Amount" means an amount equal to the sum of (i) the aggregate of the Indemnification Amounts claimed and unpaid (other than claims which shall have been resolved and for which no payment shall be due or claims related to Section 10.2(a)(x) of the Merger Agreement), in all Indemnification Notices delivered to the Depository Agent prior to the First Release Date, subject to Section 10.4 of the Merger Agreement with respect to claims made pursuant to Section 10 of the Merger Agreement), plus (ii) the greater of (x) 25% of the amount of Escrow Cash initially deposited by Parent in the Escrow Fund, plus the value (as determined in accordance with Section 6(c)) of 25% of the number of Escrow Shares initially deposited by Parent in the Escrow Fund and
(y) the Indemnification Amounts claimed and unpaid for claims related to Section 10.2(a)(x) (with such amounts withheld equally out of Escrow Cash and Escrow Shares, valued in accordance with Section 6(c)).

            (f) Subject to Section 12, on the earlier of (i) the 24 month anniversary of the Closing Date, (ii) such date as shall have been specified in a joint written notice of Parent and the Holder Representative to the Depository Agent, (iii) the First Release Date in the event that the matters described in
Section 10.2(a)(x) of the Merger Agreement are the subject of a final, non-appealable adjudication or settlement and release of claims ("IP Resolution") not less than 30 days prior to the First Release Date, or (iv) such date after the First Release Date which is 30 days following an IP Resolution (the "Second Release Date"), the Depository Agent shall transfer a number of Escrow Shares and Escrow Cash that together have a value equal to the amount, if any, by which the value of the Escrow Fund at such date (subject to Section 6(c) in the case of the valuation of the Escrow Shares), exceeds the Second Reserved Amount (the "Second Released Amount"). The Second Released Amount shall be transferred to each Eligible Shareholder, in an amount equal to the product of the Second Released Amount multiplied by such Shareholder's Pro Rata Share, allocated proportionally between Escrow Cash and Escrow Shares based on the relative values (subject to Section 6(c) in the case of the valuation of the Escrow Shares) of the aggregate Escrow Cash and Escrow Shares then-remaining in the Escrow Fund.

The "Second Reserved Amount" means an amount equal to the sum of (i) the aggregate of the Indemnification Amounts claimed and unpaid (other than claims which shall have been resolved and for which no payment shall be due), in all Indemnification Notices delivered to the Depository Agent prior to the First Release Date, subject to Section 10.4 of the Merger Agreement with respect to claims made pursuant to Section 10 of the Merger Agreement, plus (ii) the aggregate of the Indemnification Amounts claimed and unpaid (other than claims which shall have been resolved and for which no payment shall be due) in all Indemnification Notices delivered to the Depository Agent related to a claim for indemnification pursuant to Section 10.2(a)(x) of the Merger Agreement prior to the Second Release Date.

            (g) Upon the termination of this Agreement in accordance with
Section 11, the Depository Agent shall promptly liquidate any investments (other than Escrow Shares) in the Escrow Account and transfer an amount of cash and other property and the remaining Escrow Shares as follows:

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            (i) subject to Section 12, to each Eligible Shareholder, in an amount equal to the product of the remaining value multiplied by such Shareholder's Pro Rata Share, allocated proportionally between (A) cash and other property (including any remaining Escrow Cash and Earnings) and
      (B) Escrow Shares based on the relative values (subject to Section 6(c) in the case of the valuation of the Escrow Shares) of the aggregate cash and other property and Escrow Shares then-remaining in the Escrow Account, and thereafter

            (ii) to Parent, to be held by Parent on behalf of the Shareholders (other than the Eligible Shareholders) pursuant to Section 4.1(f) of the Merger Agreement, the remainder of the Escrow Shares and Escrow Cash and other property remaining in the Escrow Account.

            (h) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Depository Agent shall, if so instructed in writing signed by Parent and the Holder Representative, pay from the Escrow Account, as instructed, to Parent, any Indemnified Party or any Shareholder, as directed in such writing, the number of Escrow Shares and the amount of cash or other property so instructed.

      7. Payment of Dividends; Earnings. Parent and the Shareholders agree that any ordinary cash dividends, securities or other property (other than pursuant to the transactions contemplated by Section 5(c) and stock dividends and stock splits) distributable in respect of any Escrow Shares shall be paid by Parent directly to the Shareholders; provided, however, that any securities or other property received pursuant to the transactions contemplated by Section 5(c) and stock dividends or stock splits shall not be distributed to the Shareholders, but rather distributed by the Parent to and held by, the Depository Agent in the Escrow Account as part of the Escrow Fund. Any Earnings accrued with respect to the Escrow Cash shall be paid annually to the Shareholders and will not be considered part of the Escrow Fund.

      8. Resolution of Conflicts

            (a) In case the Holder Representative shall timely object in writing to any claim or claims by a Parent Indemnified Party made in any Indemnification Notice, as provided in Section 6(b), the Holder Representative and the Parent Indemnified Party shall attempt in good faith for thirty (30) calendar days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims. If the Holder Representative and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depository Agent. The Depository Agent shall be entitled to rely on any such memorandum and shall distribute amounts from the Escrow Fund in accordance with the terms thereof.

            (b) If no such agreement can be reached after good faith negotiation, either the Parent Indemnified Party or the Holder Representative Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator. The arbitrator shall be jointly

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selected by the Parent Indemnified Party and the Holder Representative within fifteen (15) calendar days after such written notice is sent, or absent such agreement, such arbitrator shall be appointed pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Notice shall be binding and conclusive upon the parties to this Agreement, and the Depository Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

            (c) Any such arbitration shall be held in San Diego, California under the Commercial Arbitration Rules then in effect of the American Arbitration Association. For purposes of this Section 8, in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Notice is at issue, the Parent Indemnified Party shall be deemed to be the "Non-Prevailing Party" unless the arbitrator awards the Parent Indemnified Party more than one-half (1/2) of the amount in dispute; otherwise, the Holder Representative (on behalf of the Shareholders) shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

            (d) Notwithstanding the foregoing, any dispute with respect to the Express Search Advertising Adjustment Amount and/or the payment of any related expenses shall be resolved pursuant to the terms of Section 3.6(d) of the Merger Agreement, and shall be binding and conclusive upon the parties to this Agreement. The Depository Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance with Section 3.6(d) of the Merger Agreement.

      9. Tax Matters

            (a) The parties agree to treat the amounts in the Escrow Account as owned by the applicable Shareholders in all cases, to the extent not paid to Parent pursuant to Section 6 of this Agreement, and to file all Tax Returns on a basis consistent with such treatment.

            (b) All earnings on the Escrow Consideration shall be treated as having been received by the applicable Shareholders for United States federal income tax purposes whether or not such amounts are currently distributed to the applicable Shareholders. Unless otherwise required by law, the parties agree that, for United States federal income tax purposes, the applicable Shareholders shall report their pro rata shares of any earnings as their income.

            (c) The Depository Agent annually shall file any applicable information returns with the IRS and provide payee statements to the Shareholders documenting any earnings. The Shareholders shall provide to the Depository Agent within thirty (30) days after the Closing Date all forms and information necessary to complete such information returns and payee statements (including, without limitation, IRS Forms W-8 or W-9, as applicable). In the event that the Depository Agent becomes liable for the payment of Taxes relating to Earnings or any payment made hereunder (including, but not limited to, withholding Taxes), the Depository Agent may deduct such Taxes from the amounts payable to the Shareholders from

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the Escrow Account, if any, or, to the extent no such amounts are payable to the
Shareholders, the Depository Agent may collect such Taxes directly from the applicable Shareholders. Except as otherwise provided in this Agreement, the Depository Agent shall have no obligation to prepare or file any other Tax Returns, nor to pay any Taxes or estimated Taxes.

      10. Depository Agent.

            (a) Duties of the Depository Agent. The Depository Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Depository Agent. The Depository Agent shall have no duty to enforce any obligation of any Person, other than as provided herein. The Depository Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

            (b) Liability of the Depository Agent.

                  (i) In performing any duties under this Agreement, the Depository Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Depository Agent. The Depository Agent shall not incur any such liability for any act or failure to act made or omitted in good faith or for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depository Agent shall in good faith believe to be genuine, nor will the Depository Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Depository Agent may consult with legal counsel in connection with the Depository Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depository Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The parties shall indemnify and hold the Depository Agent harmless from any and all liability for acting on an investment instruction purported to be given by Parent and the Holder Representative to the extent of 50% for Parent and 50% for the Holder Representative (on behalf of the Shareholders, and which indemnification by the Holder Representative and the Shareholders shall be solely out of and only to the extent of the Escrow Consideration). The Depository Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instruction was, in fact, an authorized representative of Parent and the Holder Representative.

                  (ii) In no event shall the Depository Agent be liable to the parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon instructions believed by the Depository Agent to be genuine. The Depository Agent shall not be liable for any loss from such investments, including upon the sale or disposition of any investments. The Depository Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Depository Agent shall not be liable for any loss incurred by the actions of third parties or

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by any loss arising by error, failure, or delay in making an investment which is caused by circumstances beyond the Depository Agent's reasonable control.

                  (iii) Parent and the Holder Representative (on behalf of the Shareholders)agree, to the extent of 50% for Parent and 50% for the Holder Representative (on behalf of the Shareholders, which indemnification by the Holder Representative and the Shareholders shall be solely out of and only to the extent of the Escrow Consideration), to jointly and severally indemnify and hold the Depository Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Depository Agent or incurred by the Depository Agent in connection with the performance of its/his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except in the case of the Depository Agent's gross negligence or willful misconduct.

                  (iv) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depository Agent will not be required to determine the controversy or to take any action regarding it. The Depository Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depository Agent's discretion, the Depository Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Depository Agent will not be liable for interest or damage. Furthermore, the Depository Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depository Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Depository Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depository Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

      (c) Withdrawal of Escrow Agent. The Depository Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Depository Agent, which shall be accomplished as follows: The parties shall use their reasonable efforts to mutually agree on a successor Depository Agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor Depository Agent within such time, the Depository Agent shall have the right to appoint a successor Depository Agent authorized to do business in the State of California. The successor Depository Agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Depository Agent as if originally named as the Depository Agent. The Depository Agent shall thereafter be discharged from any further duties and liability under this Agreement.

      (d) Change of Control of Depository Agent. Any company into which the Depository Agent may be merged or with which it may be consolidated, or any company to whom the Depository Agent may transfer a substantial amount of its business, shall be the

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successor to the Depository Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

            (e) Fees. The Depository Agent's fees shall be as set forth on Exhibit B hereto, payable by Parent. It is understood that the fees and usual charges agreed upon for services of the Depository Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depository Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depository Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Depository Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Depository Agent shall have the right to retain all documents and/or other things of value at any time held by the Depository Agent in this escrow until such compensation, fees, costs and expenses are paid. Any such extraordinary fees, costs and expenses shall be payable 50% by Parent and 50% by the Holder Representative (on behalf of the Shareholders out of the Escrow Fund and only to the extent of the funds and property comprising the Escrow Fund).

      11. Termination. This Agreement shall terminate on the later of: (a) the date on which there is no Escrow Cash, Escrow Shares or other property remaining in the Escrow Fund and (b) ten business days following the date on which all claims made in Indemnification Notices timely delivered to the Depository Agent shall have been resolved.

      12. Holder Representative Costs and Expenses. By virtue of their approval of the Merger (including this Agreement), the Shareholders hereby agree to pay
(i) the reasonable fees of the Holder Representative relating to its/his/her services performed in such capacity and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Holder Representative, in connection with the acceptance and administration of the Holder Representative's duties hereunder. Subject to the prior right of Parent to make claims for indemnification hereunder, the Holder Representative shall have the right to recover from distributions to the Shareholders from the Escrow Account pursuant to this Agreement, and prior to any such distribution, an amount set forth in a certificate of the Holder Representative delivered to the Depository Agent at least two (2) business days prior to the date on which a distribution is to be made to the Shareholders equal to any fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Holder Representative, in connection with the acceptance and administration of the Holder Representative's duties hereunder. All distributions to the Holder Representative pursuant to this Section 12 shall be paid in the form of Escrow Cash to the extent of the full amount of the Escrow Cash to be distributed, and to the extent no such Escrow Cash is then distributed, in Escrow Shares (subject to Section 6(c) with respect to the valuation of the Escrow Shares).

      13. Miscellaneous.

            (a) Inspection. The Escrow Consideration shall at all times be clearly identified as being held by the Depository Agent hereunder. Any party hereto may at any time

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

during the Depository Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow Consideration.

            (b) Controlling Document. To the extent provisions of the Merger Agreement are inconsistent with the provisions contained herewith, this Agreement shall supersede the Merger Agreement and be the controlling document; provided, however, that the provisions of Section 3.6 and Article 10 of the Merger Agreement shall control for all purposes, except with regard to the Depository Agent's duties.

            (c) Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation),
(c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing, but only if deposited at a U.S. Postal Service office in California) or
(d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent:

            WebSideStory, Inc.
            10182 Telesis Court, 6th Floor
            San Diego, California 92121
            Facsimile:(858) 546-0695
            Attention: General Counsel

            With a copy (which shall not constitute notice) to:

            Latham & Watkins LLP
            12636 High Bluff Drive, Suite 300
            San Diego, California 92130
            Telephone: (858) 523-5406
            Facsimile: (858) 523-5450
            Attention: Barry M. Clarkson

      If to the Holder Representative:

            Charles M. Linehan
            New Enterprise Associates
            2490 Sand Hill Road
            Menlo Park, CA 94025
            Telephone: (650) 854-9499
            Facsimile: (650) 854-9397

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

      With a copy (which shall not constitute notice) to:

            Cooley Godward LLP
            Five Palo Alto Square
            3000 El Camino Real
            Palo Alto, California  94306
            Telephone: (650) 843-5757
            Facsimile: (650) 849-7400
            Attention: John M. Geschke, Esq.

      If to the Depository Agent:

            U.S. Stock Transfer Corporation
            1745 Gardena Ave.
            Glendale, CA 91204-2991
            Telephone: (818) 502-1404
            Facsimile:
            Attn:  Marc Cano

      Any party may, from time to time, designate any other address to which any such notice to it or such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

            (d) Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

            (e) Binding Effect. This Agreement shall be binding upon the Shareholders, the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Shareholders (solely with respect to Sections 6(e), 6(f), 6(g) and 7), the parties hereto and their respective successors and permitted assigns any benefit, right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto; provided, however, that Parent may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to (i) a wholly owned Subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such Subsidiary (provided that Parent remains jointly and severally liable with such assignee for any obligations of Parent hereunder after such assignment) or
(ii) any Person who acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or all or substantially all of Parent's assets. In the event of any such assignment and delegation, the term "Parent" as used in this Agreement shall be deemed to refer to such Subsidiary or successor of Parent, as the case may be, where reference is made with respect to actions to be taken with respect to the transactions contemplated by the Merger Agreement and this Agreement, and shall

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

be deemed to include both Parent and such Subsidiary or successor of Parent, as the case may be, where appropriate.

            (f) Modification. This Agreement may be amended or modified at any time by a writing executed by each of Parent, the Holder Representative and the Depository Agent.

            (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

            (h) Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

            (i) Entire Agreement; Severability and Further Assurances. Except as provided herein, this Agreement together with the Merger Agreement and all exhibits and schedules attached hereto constitute the entire agreement among the parties and supersede all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of a party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

            (j) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto (and the Shareholders with respect to Sections 6(e), 6(f), 6(g) and 7) any rights or remedies.

                            [Signature Page Follows]

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                     WEBSIDESTORY, INC.

                                     By: ___________________________________
                                         Name:
                                         Title:

                                     CHARLES M. LINEHAN,
                                     as Holder Representative

                                     ________________________________________

                                     U.S. STOCK TRANSFER CORPORATION

                                     By: ___________________________________
                                         Name:
                                         Title:

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